Exhibit 99.1

  SANGAMO BIOSCIENCES TO PRESENT DATA FROM ITS ZFP THERAPEUTIC(TM) PROGRAMS AT
         THE 8TH ANNUAL MEETING OF THE AMERICAN SOCIETY OF GENE THERAPY

   NINE PRESENTATIONS FROM ZFP-MEDIATED GENE REGULATION AND GENE MODIFICATION
                                    PROGRAMS

    ST. LOUIS, June 1 /PRNewswire-FirstCall/ -- Sangamo BioSciences, Inc. (Nasdaq: SGMO) today announced presentations of data from several of the Company's zinc finger DNA binding protein (ZFP) Therapeutic(TM) programs at the 8th Annual Meeting of the American Society of Gene Therapy (ASGT). The meeting is being held in St. Louis, Missouri from June 1 through June 5, 2005.

    Sangamo scientists and their collaborators will make a total of 8 podium and poster presentations covering several ZFP-mediated gene regulation and gene modification programs including research and preclinical animal efficacy studies. In addition, Dale Ando, M.D., Sangamo's vice president of therapeutic development and chief medical officer, has been invited to make a presentation in the Scientific Symposium Session # SS303 Infectious Disease: Gene Therapy for
HIV: Lessons Learned, Paradigms to Apply to Other Areas of Gene Therapy. Dr. Ando's presentation is entitled "Gene Modulation of the HIV Co-receptor CCR5 Using CCR5 Specific Zinc Finger Nucleases."

    "The annual ASGT meeting is the premier gene therapy conference and, as in previous years, Sangamo has a significant presence," stated Edward Lanphier, Sangamo's president and CEO. "Several of our presentations are focused on the development of our proprietary ZFP nuclease (ZFN(TM)) technology as a therapeutic approach for highly specific and efficient correction of genes that cause monogenic diseases, such as X-linked severe combined immunodeficiency (X-linked SCID), and for the disruption of a gene that is necessary for HIV infection. We believe that this novel therapeutic approach to monogenic diseases may have several significant advantages over traditional gene-based approaches that often entail randomly introducing a replacement gene with a foreign promoter into the genome. In contrast, ZFN-mediated gene correction effectively allows us to facilitate modification of a DNA sequence without the need for integration of foreign DNA sequences. As described in a recent article published in Nature magazine, using only transient treatment of human primary T-cells with our ZFNs we achieved permanent correction of a mutation in the gene responsible for X-linked SCID. We also believe ZFN- mediated gene disruption of the CCR5 gene has potential therapeutic benefit in the treatment of HIV infection and AIDS."

    Sangamo recently announced the publication of an article in an advance online format in the journal Nature entitled 'Highly Efficient Endogenous Human Gene Correction Using Designed Zinc Finger Nucleases.' The article describes the use of Sangamo's ZFN technology to effect correction of a mutation in the IL2R-gamma gene that has been shown to result in X-linked SCID. Correction of the gene was achieved in a high percentage of treated human primary T-cells without the need for selection. This work represents a significant advance in the ability to specifically and efficiently modify the human genome and provides the scientific foundation for potential therapeutic approaches for a variety of genetic disorders and infectious diseases.

    Sangamo scientists and their collaborators will make the following presentations; the abstract numbers, titles and a brief description of the data to be presented is listed below:

    -- Abstract # 43

    Targeting the Biology of Heart Disease: Engineered Zinc Finger Protein Repressors of Phospholamban as a Potential Therapy for Congestive Heart Failure

    Thursday, June 2, 2005. Podium presentation by Steven Zhang, Ph.D., Sangamo BioSciences, Inc.

    In vitro and preclinical animal efficacy data will be presented describing the use of ZFP transcription factors (ZFP TF(TM)) designed to turn off the expression of the phospholamban gene in heart muscle as a potential treatment for congestive heart failure.

    -- Abstract # 85

    Development of Zinc Finger Nucleases for Therapeutic Gene Correction of Sickle Cell Anemia

    Thursday, June 2, 2005. Podium presentation by Ed Rebar, Ph.D., Sangamo BioSciences, Inc.

    -- Abstract # 337

    Towards Gene Correction Therapy for Wiskott-Aldrich Syndrome (WAS) with Engineered Zinc Finger Nucleases

    Thursday, June 2, 2005.  Poster presentation.

    Development of ZFNs designed to correct mutations in the Wiskott-Aldrich Syndrome Protein (WASP) for the treatment of WAS.

    -- Abstract # 346

    Gene Correction of X-Linked SCID Using Engineered Zinc Finger Nucleases and Integration Defective Lentiviral Delivery

    Thursday, June 2, 2005.  Poster presentation.

    -- Abstract # 379

    New Zinc Finger Protein Nuclease Architectures for More Efficient Gene Modification Therapies

    Thursday, June 2, 2005.  Poster presentation.

    Design strategies that enhance both the specificity and efficiency of ZFN(TM) performance in therapeutic gene modification will be described.

    -- Abstract # 646

    Zinc Finger Protein Transcription Factors as Potential Therapeutic Agents for the Treatment of Neuropathic Pain

    Friday, June 3, 2005.  Poster presentation.

    Development and delivery to sensory neurons of ZFP TF(TM) designed to turn off the expression of specific receptors associated with pain.

    -- Abstract # 974

    Towards Gene Knockout Therapy for AIDS/HIV: Targeted Disruption of CCR5 Using Engineered Zinc Finger Protein Nucleases (ZFNs)

    Saturday, June 4, 2005.  Poster presentation.

    -- Abstract # 1072

    Superactivation of the SR and CMV Promoters Using Designed Zinc Finger Proteins

    Saturday, June 4, 2005.  Poster presentation.

    Development of strategies to enhance pharmaceutical protein production using engineered ZFPs.

    Zinc Finger DNA Binding Proteins

    Zinc Finger DNA-binding Proteins (ZFPs) are a naturally occurring class of DNA binding proteins. The DNA recognition and binding function of ZFPs can be engineered and thus directed to a targeted sequence of DNA. This permits the delivery of a variety of functional domains to a gene-specific location. ZFPs are being developed for two significant therapeutic applications: gene regulation and gene modification. In the case of therapeutic gene regulation, ZFPs are being engineered to either turn on therapeutically beneficial genes or turn off the expression of disease-causing genes. For gene modification, ZFPs are being used in combination with a DNA cutting enzyme (endonuclease) functional domain to generate ZFNs that facilitate the correction of mutant gene sequences that cause disease or the disruption of genes that facilitate disease progression.

    About Sangamo

    Sangamo BioSciences, Inc. is focused on the research and development of novel DNA-binding proteins for therapeutic gene regulation and modification. The most advanced ZFP Therapeutic(TM) development programs are currently in Phase I clinical trials for evaluation of safety in patients with peripheral artery disease and diabetic neuropathy. Other therapeutic development programs are focused on ischemic heart disease, congestive heart failure, cancer, neuropathic pain, and infectious and monogenic diseases. Sangamo's core competencies enable the engineering of a class of DNA-binding proteins known as zinc finger DNA-binding proteins (ZFPs). By engineering ZFPs that recognize a specific DNA sequence Sangamo has created ZFP transcription factors (ZFP TF(TM)) that can control gene expression and, consequently, cell function. Sangamo is also developing sequence-specific ZFP Nucleases (ZFNs) for therapeutic gene modification as a treatment and possible cure for a variety of monogenic diseases, such as sickle cell anemia, and for infectious diseases such as HIV. For more information about Sangamo, visit the company's web site at www.sangamo.com or www.expressinglife.com.

    This press release may contain forward-looking statements based on Sangamo's current expectations. These forward-looking statements include, without limitation, references to the research and development of novel ZFP TFs and ZFNs, clinical trials and therapeutic applications of Sangamo's ZFP technology platform. Actual results may differ materially from these forward- looking statements due to a number of factors, including technological challenges, Sangamo's ability to develop commercially viable products and technological developments by our competitors. See the company's SEC filings, and in particular, the risk factors described in the company's Annual Report on Form 10-K and its most recent 10-Q. Sangamo assumes no obligation to update the forward-looking information contained in this press release.

SOURCE  Sangamo BioSciences, Inc.
    -0-                             06/01/2005
    /CONTACT: Elizabeth Wolffe, Ph.D. of Sangamo BioSciences, Inc., +1-510-970-6000, ext. 271, or ewolffe@sangamo.com; or media, Justin Jackson, +1-212-213-0006, or jjackson@burnsmc.com, or investors, John Cummings, +1-415-352-6262, both of Burns McClellan, Inc., for Sangamo BioSciences, Inc./
    /Web site:  http://www.sangamo.com /